UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 8, 2014, Lexicon’s board of directors committed to narrow its strategic initiatives and focus resources on its late-stage drug development programs, principally LX4211 for diabetes and telotristat etiprate (LX1032) for carcinoid syndrome, and preparation for the transition to commercialization. The decision will result in a workforce reduction of approximately 115 employees, primarily in research, discovery and support positions, representing approximately 45% of the company’s total workforce. Lexicon expects to complete the workforce reduction near the end of the first quarter of 2014.
Lexicon estimates that it will incur approximately $5.0 to $6.0 million in total costs as a result of the reduction in staff (of which approximately 90% to 95% are expected to result in cash expenditures), including severance and other one-time termination benefits of approximately $4.0 to $5.0 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On January 8, 2014, Arthur T. Sands, M.D., Ph.D. indicated to Lexicon his intention to develop a succession plan with the board of directors to identify a new chief executive officer. The board of directors will be conducting a search for that position, and it is planned that Dr. Sands will continue as chief executive officer until that process is complete. Dr. Sands has not resigned or given any notice of resignation from his position as president and chief executive officer or as a member of the board of directors.
On January 13, 2014, Lexicon issued a press release relating to the narrowing of its strategic focus and Dr. Sands’ intention to develop a succession plan with the board of directors to identify a new chief executive officer. A copy of the press release is furnished to this current report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	–	Press Release of Lexicon Pharmaceuticals, Inc. dated January 13, 2014

Safe Harbor Statement
This current report on Form 8-K contains “forward-looking statements,” including statements relating to the narrowing of Lexicon’s strategic focus and Lexicon’s growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. All forward-looking statements are based on management’s current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to the timing of implementation and completion of actions related to the workforce reduction, the expected charges and expenses related to the workforce reduction, and Lexicon’s future development plans and priorities, that may cause Lexicon’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: January 13, 2014	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
99.1	–	Press Release of Lexicon Pharmaceuticals, Inc. dated January 13, 2014